[CHASE LOGO]

                            GLOBAL CUSTODY AGREEMENT

     AGREEMENT, effective April 19, 1996, between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and THE VANGUARD GROUP, INC. (the "Customer") on behalf of certain of its portfolios listed on Schedule A hereto (individually a "Portfolio" and collectively the "Portfolios").


1.       CUSTOMER ACCOUNTS.

     The  Bank  agrees  to  establish  and  maintain  the   following   accounts
("Accounts"):

(a) A custody account in the name of the Customer on behalf of each Portfolio ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

(b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

     The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. In the case of fungible Securities, the Bank may deliver securities of the same class and in the same number in place of those deposited in the Custody Account.

     Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

2.       MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

     Unless Instructions specifically require another location acceptable to the
Bank:

(a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

(b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash  may  be  held  pursuant  to   Instructions   in  either  interest  or
non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such

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Instructions,  the Bank is  authorized  to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

     If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

3.       SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     The Bank may act under this Agreement through the subcustodians listed in Schedule B of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule B. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.       USE OF SUBCUSTODIAN.

(a) The Bank will identify the Assets on its books as belonging to the Customer.

(b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

(c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

(d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that: (i) such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, (ii) the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration;
     (iii) adequate records will be maintained identifying the assets held pursuant to such agreement as belonging to the customers of the Bank; (iv) subject to applicable law, Subcustodian shall permit independent public accountants for Bank and customers of the Bank reasonable access to Subcustodian's books and records as they pertain to the subcustody account in connection with such accountants' examination of the books and records of such account; and (v) the Bank will receive periodic reports with respect to the safekeeping of assets in the subcustody account, including advices and/or notifications of any transfers to or from such subcustody account. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

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(e)  Upon  request  of the  Customer,  the Bank shall  deliver  to the  Customer annually a report stating: (i) the identity of each Subcustodian then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian; (ii) the countries in which each Subcustodian is located; and
     (iii) as long as SEC Rule 17f-5 under the Investment Company Act of 1940 ("Act"), as amended, requires the Customer's Board of Directors/Trustees
     directly  to  approve  its  foreign   custody   arrangements,   such  other
     information relating to such Subcustodians as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. As long as Rule 17f-5 requires the Customer's Board of Directors/Trustees directly to approve its foreign custody arrangements, the Bank shall also furnish annually to the Customer information concerning such Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval hereof. The Bank shall advise the Customer of any material adverse changes in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after it becomes aware of any such material adverse changes in the normal course of its custodial activities.

5.       DEPOSIT ACCOUNT TRANSACTIONS

(a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

(b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

(c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or
     (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.

6.       CUSTODY ACCOUNT TRANSACTIONS.

(a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

(b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

         (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after

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          the contractual settlement date for the related transaction;  provided that, where feasible, the Bank shall give Customer prior notification of any such reversal and otherwise shall give notification promptly thereafter. Where the foregoing notification is oral, the Bank shall promptly provide written confirmation of the same (which confirmation may be electronic).

         (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.       ACTIONS OF THE BANK.

     The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

     (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

     (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (c) Exchange interim receipts or temporary Securities for definitive Securities.

     (d)  Appoint  brokers  and  agents  for  any   transaction   involving  the
          Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

     (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within ninety (90) days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. Subject to the standard of care in ss.12 hereof, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.

8.   CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     a. Corporate Actions. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to

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          securities  holders  ("Corporate  Actions"),  the Bank  will  give the
          Customer written notice (which may be electronic) of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person (as defined in ss.10 hereof), but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

          b.   Proxy Voting.
         -------------------
          With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the Bank will send to the Customer or the Authorized Person (as defined in ss.10) for a Custody Account, such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose. With respect to Securities other than the foregoing, the Bank will deliver proxies to the Customer or its designated agent pursuant to the special arrangements which may have been agreed to in writing. As of the date hereof, there is no such agreement.

          c.   Tax Reclaims.
          ------------------
     (i) Subject to the provisions hereof, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer. Where such reports are available, the Bank shall periodically report to Customer concerning the making of applications for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer.

     (ii) The provision of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Bank shall use reasonable means to advise the Customer of the declarations, documentation and information which the Customer is to provide to the Bank in order for the Bank to provide the tax reclaim services described herein. The Customer acknowledges that, if the Bank does not receive such declarations, documentation and information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

     (iii) The Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any

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     third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank.

     (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

     (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction. Except as provided in ss.8(c)(ii) and pursuant to Instructions, the Bank shall take no action in the servicing of the Customer's Securities which, in and of itself, creates a taxable nexus for the Customer in any jurisdiction other than with respect to interest, dividends and capital gains that may otherwise be subject to tax by such jurisdiction with respect to a foreign investor not otherwise engaged in a trade or business in such jurisdiction in a given taxable year. Bank shall not be liable for any tax liability caused, directly or indirectly, by Customer's actions or status in any jurisdiction.

     (vi) In connection with obtaining tax relief, the Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer. This provision does not authorize any other voluntary disclosure to any revenue authority or any governmental body without the prior written consent of Customer.

     (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

9.       NOMINEES.

         Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.
The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.      AUTHORIZED PERSONS.

         As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

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11.      INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

12.      STANDARD OF CARE; LIABILITIES.

     (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

     (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer only to the extent of the Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

     (ii) The Bank will not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

     (iii)(a)The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise pursuant to this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed. (b) The Bank shall hold Customer harmless from, and shall indemnify Customer for, any loss, liability, claim or expense incurred by Customer (including, but not limited to, Customer's reasonable legal fees) to the extent that such loss, liability, claim or expense arises from the negligence or willful misconduct on the part of the Bank itself. In no event shall the Bank be liable for special, indirect or consequential loss or

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          damage  of any kind  whatsoever  (including  but not  limited  to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

     (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     (vi) The Bank need not maintain any insurance for the benefit of the Customer.

     (vii)Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

     (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent  with and  without  limiting  the first  paragraph  of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

     (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

     (ii) supervise or make recommendations with respect to investments or the retention of Securities;

     (iii)advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement;

     (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement;

     (v) except for trades settled at DTC where the broker provides to the Bank the trade confirmation and the Customer provides for the Bank to receive the trade instruction, review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

     (c) The Customer authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.      FEES AND EXPENSES.

         The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing ("Fee Schedule"), together with the Bank's reasonable out-of-pocket or incidental expenses (as further defined in the Fee Schedule), including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the applicable Portfolio for any amount owing to the Bank under any provision of this Agreement.

14.      MISCELLANEOUS.

         (a)  Foreign  Exchange  Transactions.
              -------------------------------
To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

         (b) Certification of Residency, etc.
             --------------------------------
The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records.
             ------------------
The Bank shall allow the Customer's independent public accountant reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

         (d)  Governing        Law;        Successors        and       Assigns.
              -----------------------------------------------------------------
This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

         (e)  Entire Agreement; Applicable Riders.
              ------------------------------------
Customer represents that the Assets deposited in the Accounts are Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC") rules and regulations.

         This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - II _______ and the following Rider(s) [Check applicable rider(s)]:

           X     MUTUAL FUND
          -----

                SPECIAL TERMS AND CONDITIONS
          ----

         There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

         (f)  Severability.
              -------------
In the event that one or more provisions of this Agreement are held invalid, illegal or enforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

         (g)  Waiver.
              -------
Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h)  Notices.
              --------
All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

         Bank:             The Chase Manhattan Bank, N.A.
                            4 Chase MetroTech Center

                               Brooklyn, NY 11245

                       Attention: Global Custody Division

                           or telex:___________________________

         Customer:         The Vanguard Group, Inc.
                             100 Vanguard Boulevard

                                Malvern, PA 19355

                       Attention: Fund Financial Services

                           or telex:__________________________


         (i) Termination.
             ------------
This  Agreement  may be  terminated  by the Customer or the Bank by giving sixty
(60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.

                                  THE VANGUARD GROUP, INC.

                                  By:_/s Karen E. West__________________________
                                  Title: Principal/Controller


                                  THE CHASE MANHATTAN BANK, N.A.

                                  By:  /s Michelle David________________________
                                  Title:  Vice President

STATE OF PENNSYLVANIA      )
                                  :  ss.
COUNTY OF CHESTER          )


On this 19th day of April, 1996, before me personally came Karen E. West, to me known, who being by me duly sworn, did depose and say that he/she resides in Malvern, Pennsylvania; that he/she is Controller of The Vanguard Group, Inc., the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.

Sworn to before me this 19th day of April, 1996.

/s Rosemarie A. Sciarretta
Notary

STATE OF NEW YORK          )
                                  :  ss.
COUNTY OF NEW YORK         )


         On this 22nd day of April,1996, before me personally came Michelle David, to me known, who being by me duly sworn, did depose and say that he/she resides in Brooklyn, New York at 4 Metrotech Center, Brooklyn, New York 11245; that he/she is a Vice President of THE CHASE MANHATTAN BANK, (National
Association), the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

Sworn to before me this 22nd day of April, 1996.

/s Layee Ng
Notary

                    Mutual Fund Rider to Global Custody Agreement
                     Between The Chase Manhattan Bank, N.A. and

                               The Vanguard Group, Inc.
                               effective April 19, 1996


         Customer represents that the Assets being placed in the Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

         Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

         THE FOLLOWING MODIFICATIONS ARE MADE TO THE AGREEMENT:


         SECTION 3.  SUBCUSTODIANS AND SECURITIES DEPOSITORIES.
                     ------------------------------------------

         Add the following language to the end of Section 3:

         The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

          (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

          (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of

          $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

          (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

         The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule B to this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, which are attached as Exhibits I through of Schedule B, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule B for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

         Section 11.  Instructions.
                      -------------

         Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

(a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

(b) When Securities are called, redeemed or retired, or otherwise become payable;

(c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

(d)  Upon   conversion  of  Securities   pursuant  to  their  terms  into  other
     securities;

(e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

(f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

(g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

(h)  In  connection  with  any  loans,  but only  against  receipt  of  adequate
     collateral   as  specified  in   Instructions   which  shall   reflect  any
     restrictions applicable to the Customer;

(i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

(j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

(k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

(l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

(m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

(n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer; and

(o)  Upon the termination of this Agreement as set forth in Section 14(i).


Section 12. Standard of Care; Liabilities.
            ------------------------------

Add the following subsection (c) to Section 12:

(c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

Section 14. Access to Records.
------------------------------

Add the following language to the end of Section 14(c):

--------------------------------------------------------

           Applicable accounts, books and records of the Bank shall be open to inspection and audit at all reasonable times during normal business hours upon reasonable advance notice by Customer's independent public accountants and by employees of Customer designated to the Bank. All such materials shall, to the extent applicable, be maintained and preserved in conformity with the Act and the rules and regulations thereunder, including without limitation, SEC Rule 31a.

Add the following language to the end of
 Section 14(i):

--------------------------------------------------------

Termination as to One or More Portfolios.
-----------------------------------------
This Agreement may be terminated as to one or more Portfolios (but less than all the Portfolios) by delivery of an amended Schedule A deleting all such Portfolios, in which case termination as to the deleted Portfolios shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Portfolios, shall constitute a termination hereof only with respect to such deleted Portfolios, shall be governed by the preceding provisions of Section 14 as to the identification of a successor custodian and the delivery of the Assets of the Portfolio so deleted to such successor custodian, and shall not affect the obligations of the Bank and the Customer hereunder with respect to the other Portfolios set forth in Schedule A, as amended from time to time.

The following is added as Section 14(j):

-----------------------------------------

(j)  Several Obligations of the Portfolios.
-------------------------------------------
With respect to any obligations of the Customer on behalf of the Portfolios and their related Accounts arising hereunder, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its Accounts.

                                   Schedule A
                                   ----------

1. Vanguard World Fund Inc. - International Growth Portfolio

2. Vanguard Specialized Portfolios Inc. - Gold and Precious Metals

                                   SCHEDULE B
                                   ----------
                           SUB-CUSTODIANS APPOINTED BY
                           ---------------------------
               THE CHASE MANHATTAN BANK, N.A., FOR GLOBAL CUSTODY
               --------------------------------------------------
                                AS OF MARCH 1996
                                ----------------


COUNTRY       SUB-CUSTODIAN                        CORRESPONDENT BANK
--------------------------------------------------------------------------------

ARGENTINA     The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Arenales 707, 5th Floor              Buenos Aires
              De Mayo 130/140
              1061 Buenos Aires
              ARGENTINA

AUSTRALIA     The Chase Manhattan Bank             The Chase Manhattan Bank,N.A.
              Australia Limited                    Australia Limited
              36th Floor                           Sydney
              World Trade Centre
              Jamison Street
              Sydney
              New South Wales 2000
              AUSTRALIA

AUSTRIA       Creditanstalt - Bankverein           Credit Lyonnais
              Schottengasse 6                      Vienna
              A - 1011, Vienna
              AUSTRIA

BANGLADESH    Standard Chartered Bank              Standard Chartered Bank
              18-20 Motijheel C.A.                 Dhaka

              Box 536,
              Dhaka-1000
              BANGLADESH

BELGIUM       Generale Bank                        Credit Lyonnais Bank
              3 Montagne Du Parc                   Brussels
              1000 Bruxelles

              BELGIUM

BOTSWANA      Barclays Bank of Botswana Limited    Barclays Bank of Botswana
              Barclays House                       Gaborone
              Khama Crescent
              Gaborone

              BOTSWANA

BRAZIL        Banco Chase Manhattan, S.A.          Banco Chase Manhattan S.A.
              Chase Manhattan Center               San Paulo
              Rua Verbo Divino, 1400
              Sao Paulo, SP 04719-002
              BRAZIL

CANADA        The Royal Bank of Canada             Royal Bank of Canada
              Royal Bank Plaza                     Toronto
              Toronto
              Ontario  M5J 2J5
              CANADA

              Canada Trust                         Royal Bank of Canada
              Canada Trust Tower                   Toronto
              BCE Place
              161 Bay at Front
              Toronto

              Ontario  M5J 2T2
              CANADA

CHILE         The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Agustinas 1235                       Santiago
              Casilla 9192
              Santiago

              CHILE

COLOMBIA      Cititrust Colombia S.A.              Cititrust Colombia S.A.
              Sociedad Fiduciaria                  Sociedad Fudiciaria
              Carrera 9a No 99-02                  Santafe de Bogota
              Santafe de Bogota, DC

              COLOMBIA

CZECH         Ceskoslovenska Obchodni Banka, A.S.  Komercni Banka, A.S.,,
 REPUBLIC     Na Prikope 14                        Praha
              115 20 Praha 1
              CZECH REPUBLIC

DENMARK       Den Danske Bank                      Den Danske Bank
              2 Holmens Kanala DK 1091             Copenhagen
              Copenhagen
              DENMARK

EGYPT         National Bank of Egypt               National Bank of Egypt
              24 Sherif Street                     Cairo
              Cairo
              EGYPT

EUROBONDS     Cedel S.A.            .              ECU:Lloyds Bank PLC
              67 Boulevard Grande Duchesse         International Banking
               Charlotte                            Division
              LUXEMBOURG                           London

              A/c The Chase Manhattan Bank, N.A.   For all other currencies: see
              London                                relevant country
              A/c No. 17817

EURO CDS      First Chicago Clearing Centre        ECU:Lloyds Bank PLC
              27 Leadenhall Street                 Banking Division London
              London EC3A 1AA                      For all other currencies: see
              UNITED KINGDOM                        relevant country

FINLAND       Merita Bank KOP                      Merita Bank KOP
              Aleksis Kiven 3-5                    Helsinki
              00500 Helsinki
              FINLAND

FRANCE        Banque Paribas                       Societe Generale
              Ref256                               Paris
              BP 141
              3, Rue D'Antin
              75078 Paris
              Cedex 02
              FRANCE

GERMANY       Chase Bank A.G.                      Chase Bank A.G.
              Alexanderstrasse 59                  Frankfurt
              Postfach 90 01 09
              60441 Frankfurt/Main
              GERMANY

GHANA         Barclays Bank of Ghana               Barclays Bank
              Barclays House                       Accra
              High Street
              Accra

              GHANA

GREECE        Barclays Bank Pic                    National Bank of Greece S.A.
              1 Kolokotroni Street                 Athens
              10562 Athens                         A/c Chase Manhattan Bank,N.A.
              GREECE                               London
                                                   A/c No. 040/7/921578-68

HONG KONG     The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              40/F One Exchange Square             Hong Kong
              8, Connaught Place
              Central, Hong Kong

              HONG KONG

HUNGARY       Citibank Budapest Rt.                Citibank Budapest Rt.
              Vaci Utca 19-21                      Budapest
              1052 Budapest V

              HUNGARY

INDIA         The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited          Banking Corporation Limited
              52/60 Mahatma Gandhi Road            Bombay
              Bombay 4000 001

              INDIA

              Deutsche Bank AG, Bombay Branch      Deutsche Bank
              Securities & Custody Services        Bombay
              Kodak House
              222 D.N. Road, Fort

              Bombay 4000 001
              INDIA

INDONESIA     The Hongkong and Shanghai            The Chase Manhattan Bank,N.A.
               Banking Corporation Limited         Jakarta
              World Trade Center
              J1. Jend Sudirman Kav. 29-31
              Jakarta 10023
              INDONESIA

IRELAND       Bank of Ireland                      Allied Irish Bank
              International Financial Services     Dublin
               Centre

              Dublin 1
              IRELAND

ISRAEL        Bank Leumi Le-Israel B.M.            Bank Leumi Le-Israel B.M.
              19 Herzl Street                      Tel Aviv
              61000 Tel Aviv
              ISRAEL

ITALY         The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Piazza Meda 1                        Milan
              20121 Milan
              ITALY

JAPAN         The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              1-3 Marunouchi 1-Chome               Tokyo
              Chiyoda-Ku
              Tokyo 100
              JAPAN

JORDAN        Arab Bank Limited                    Arab Bank Limited
              P O Box 950544-5                     Amman
              Amman
              Shmeisani

              JORDAN

KENYA         Barclays Bank of Kenya               Barclays Bank of Kenya
              Third Floor                          Nairobi
              Queensway House
              Nairobi
              KENYA

LUXEMBOURG    Banque Generale du Luxembourg S.A.   Banque Generale du Luxembourg
              50 Avenue J.F. Kennedy                S.A.
              L-2951 LUXEMBOURG                    Luxembourg

MALAYSIA      The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Pernas International                 Kuala Lumpur
              Jalan Sultan Ismail
              50250, Kuala Lumpur

              MALAYSIA

MAURITIUS     Hongkong and Shanghai Banking        Hongkong and Shanghai Banking
               Corporation Ltd                      Corporation Ltd.
              Curepipe                             Curepipe

              MAURITIUS

MEXICO        The Chase Manhattan Bank, S.A.       No correspondent bank
(Equities)    Montes Urales no. 470, 4th Floor
              Col. Lomas de Chapultepec
              11000 Mexico D.F.

(Government   Banco Nacional de Mexico             No correspondent bank
 Bonds)       Avenida Juarez No. 104 - 11 Piso
              06040 Mexico D.F.
              MEXICO

MORROCO       Banque Commerciale du Maroc          Banque Commercial du Maroc
              2 Boulevard Moulay Youssef           Casablanca
              Casablanca 20000
              MORROCO

NETHERLANDS   ABN AMRO N.V.                        Generale Bank
              Securities Centre                    Nederland N.V.
              P O Box 3200                         Rotterdam
              4800 De Breda
              NETHERLANDS

NEW ZEALAND   National Nominees Limited            National Bank of New Zealand
              Level 2 BNZ Tower                    Wellington
              125 Queen Street
              Auckland
              NEW ZEALAND

NORWAY        Den Norske Bank                      Den Norske Bank
              Kirkegaten 21                        Oslo
              Oslo 1
              NORWAY

PAKISTAN      Citibank N.A.                        Citibank N.A.
              State Life Building No. 1            Karachi
              I.I. Chundrigar Road
              Karachi
              PAKISTAN

              Deutsche Bank                        Deutsche Bank
              Unitowers                            Karachi
              I.I. Chundrigar Road
              Karachi

              PAKISTAN

PERU          Citibank, N.A.                       Citibank N.A.
              Camino Real 457                      Lima
              CC Torre Real - 5th Floor
              San Isidro, Lima  27
              PERU

PHILIPPINES   The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited          Banking Corporation Limited
              Hong Kong Bank Centre 3/F            Manila
              San Miguel Avenue
              Ortigas Commercial Centre
              Pasig Metro Manila

              PHILIPPINES

POLAND        Bank Polska Kasa Opieki S.A.         Bank Polska Kasa Opieki S.A.
              Curtis Plaza                         Warsaw
              Woloska 18
              02-675 Warsaw

              POLAND

              For Mutual Funds:
              Bank Handlowy W. Warsawie. S.A.      Bank Polska Kasa Opieki S.A.
              Custody Dept.                        Warsaw
              Capital Markets Centre
              U1, Nowy Swiat 6/12
              00-920 Warsaw
              POLAND

PORTUGAL      Banco Espirito Santo & Comercial     Banco Nacional Ultra Marino
               de Lisboa                           Lisbon
              Servico de Gestaode Titulos
              R. Mouzinho de Silveira, 36 r/c
              1200 Lisbon

              PORTUGAL

RUSSIA        Chase Manhattan Bank International   Chase Manhattan Bank
               ("CMBI")                            New York
              1st Tverskaya - Yamskaya, 23         A/C Chase Manhattan Bank
              125047 Moscow                        London (US$ Nostro Account)
              RUSSIA

SHANGHAI      The Hongkong and Shanghai            Citibank
 (CHINA)        Banking Corporation Limited        New York
              Shanghai Branch
              Corporate Banking Centre
              Unit 504, 5/F Shanghai Centre
              1376 Nanjing Xi Lu
              Shanghai
              THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN      The Hongkong and Shanghai            The Chase Manhattan Bank,N.A.
 (CHINA)        Banking Corporation Limited        Hong Kong
              1st Floor
              Central Plaza Hotel
              No.1 Chun Feng Lu
              Shenzhen

              THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE     The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Shell Tower                          Singapore
              50 Raffles Place
              Singapore 0104
              SINGAPORE

SLOVAK        Ceskoslovenska Obchodni Banka, A.S.  Ceskoslovenska Obchodni Banka
REPUBLIC      Michalska 18                         Slovak Republic
              815 63 Bratislava

              SLOVAK REPUBLIC

SOUTH AFRICA  Standard Bank of South Africa        Standard Bank of South Africa
              Standard Bank Chambers               South Africa
              46 Marshall Street
              Johannesburg 2001
              SOUTH AFRICA

SOUTH KOREA   The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited           Banking Corporation Limited
              6/F Kyobo Building                   Seoul
              #1 Chongro, 1-ka Chongro-Ku
              Seoul

              SOUTH KOREA

SPAIN         The Chase Manhattan Bank, N.A.       Banco Bilbao Vizcaya,
              Calle Peonias 2                      Madrid
              7th Floor
              La Piovera
              28042 Madrid

              SPAIN

SRI LANKA     The Hongkong and Shanghai            The Hongkong and Shanghai
               Banking Corporation Limited           Banking Corporation Limited
              Unit #02-02 West Block,              Colombo
              World Trade Center

              Colombo 1,
              SRI LANKA

SWEDEN        Skandinaviska Enskilda Banken        Svenska Handelsbanken
              Kungstradgardsgatan                  Stockholm
              Stockholm S-106 40
              SWEDEN

SWITZERLAND   Union Bank of Switzerland            Union Bank of Switzerland
              45 Bahnhofstrasse                    Zurich
              8021 Zurich

              SWITZERLAND

TAIWAN        The Chase Manhattan Bank, N.A.       No correspondent Bank
              115 Min Sheng East Road - Sec 3,
              9th Floor
              Taipei
              TAIWAN

              Republic of China

THAILAND      The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Bubhajit Building                    Bangkok
              20 North Sathorn Road
              Silom, Bangrak

              Bangkok 10500
              THAILAND

TUNISIA       Banque Internationale Arabe          Bangue Internationale Arabe
               de Tunisie                           de Tunisie
              70-72 Avenue Habib Bourguiba         Tunisia
              P. O. Box 520
              1080 Tunis Cedex
              TUNISIA

TURKEY        The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Emirhan Cad. No: 145                 Istanbul
              Atakule, A Blok Kat:11
              80700-Dikilitas/Besiktas
              Istanbul

              TURKEY

U.K.          The Chase Manhattan Bank, N.A.       The Chase Manhattan Bank,N.A.
              Woolgate House                       London
              Coleman Street
              London  EC2P 2HD

              UNITED KINGDOM

                                  AMENDMENT #1
                                  ------------

     The following is an amendment ("Amendment") to the Global Custody Agreement dated April 16, 1996 (the "Agreement") by and between The Chase Manhattan Bank, N.A. (the "Bank") and The Vanguard Group, Inc. ("Customer") on behalf of certain of its portfolios listed on Schedule A thereto (individually a "Portfolio" and collectively the "Portfolios"). Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Portfolios listed below.

     Schedule A is hereby amended as follows:

     The following Portfolios are hereby added to Schedule A:

           Vanguard/Wellington Fund, Inc.

           Vanguard/Wellesley Income Fund, Inc.

           Vanguard Tax-Managed Fund, Inc.
               Growth and Income Portfolio
               Capital Appreciation Portfolio
               Balanced Fund

           Vanguard Fixed Income Securities Fund, Inc.
               High-Yield Corporate Portfolio
               Long-Term Corporate Portfolio
               GNMA Portfolio

           Vanguard Bond Index Fund, Inc.
               Total Bond Market Portfolio

           Vanguard LIFEStrategy Funds
               Income Portfolio
               Conservative Growth Portfolio
               Moderate Growth Portfolio
               Growth Portfolio

           AGREED TO as of July 19, 1996 BY:

                           -------------

The Vanguard Group, Inc.                    The Chase Manhattan Bank, N.A.

By:      /s Karen E. West                   By:      /s Michelle David
            -------------                               ---------------
Title:   Principal/Controller               Title:   Vice President
         --------------------                        --------------

                                  AMENDMENT #2
                                  ------------

         The following is an amendment ("Amendment") to the Global Custody Agreement dated April 16, 1996 (the "Agreement") by and between The Chase Manhattan Bank, N.A. (the "Bank") and The Vanguard Group, Inc. ("Customer") on behalf of certain of its portfolios listed on Schedule A thereto (individually a "Portfolio" and collectively the "Portfolios"). This Amendment serves to update the names of the Portfolios listed on Schedule A and Amendment #1. Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Portfolios listed below.

Schedule A and Amendment #1 are hereby amended as follows:

Vanguard World Funds
   Vanguard International Growth Fund

Vanguard Specialized Funds
   Vanguard Gold and Precious Metals Fund

Vanguard Wellington Fund

Vanguard Wellesley Income Fund

Vanguard Tax-Managed Funds
   Vanguard Tax-Managed Growth and Income Fund
   Vanguard Tax-Managed Capital Appreciation Fund
   Vanguard Tax-Managed Balanced Fund

Vanguard Fixed Income Securities Funds
   Vanguard High-Yield Corporate Fund
   Vanguard Long-Term Corporate Fund
   Vanguard GNMA Fund

Vanguard Bond Index Funds
   Vanguard Total Bond Market Index Fund

Vanguard STAR Funds
   Vanguard LifeStrategy Income Fund
   Vanguard LifeStrategy Conservative Growth Fund
   Vanguard LifeStrategy Moderate Growth Fund
   Vanguard LifeStrategy Growth Fund

AGREED TO as of April 24, 2000 BY:

The Vanguard Group, Inc.                    The Chase Manhattan Bank, N.A.

By:      /s Raymond J. Klapinsky            By:      /s James E. Cecere, Jr.

Name:    Raymond J. Klapinsky               Name:    James E. Cecere, Jr.

Title:   Managing Director and              Title:   Vice President
         Secretary

                                  AMENDMENT #3
                                  ------------

         The following is an amendment ("Amendment") to the Global Custody Agreement dated April 16, 1996 (the "Agreement") by and between The Chase Manhattan Bank (formerly known as The Chase Manhattan Bank, N.A.) (the "Bank") and The Vanguard Group, Inc. ("Customer") on behalf of certain of its portfolios listed on Schedule A thereto (individually a "Portfolio" and collectively the "Portfolios"). This Amendment serves to update the names of the Portfolios listed on Schedule A and Amendment #2. Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Portfolios listed below.

Schedule A and Amendment #2 are hereby amended as follows:

Vanguard World Funds
   Vanguard International Growth Fund

Vanguard Specialized Funds
   Vanguard Gold and Precious Metals Fund
   Vanguard Health Care Fund

Vanguard Wellington Fund

Vanguard Wellesley Income Fund

Vanguard Tax-Managed Funds
   Vanguard Tax-Managed Growth and Income Fund
   Vanguard Tax-Managed Capital Appreciation Fund
   Vanguard Tax-Managed Balanced Fund
   Vanguard Tax-Managed Small-Cap Fund

Vanguard Fixed Income Securities Funds
   Vanguard High-Yield Corporate Fund
   Vanguard Long-Term Corporate Fund
   Vanguard GNMA Fund
   Vanguard Inflation-Protected Securities Fund

Vanguard Bond Index Funds
   Vanguard Total Bond Market Index Fund

Vanguard STAR Funds
   Vanguard LifeStrategy Income Fund

   Vanguard LifeStrategy Conservative Growth Fund
   Vanguard LifeStrategy Moderate Growth Fund

   Vanguard LifeStrategy Growth Fund
   Vanguard Developed Markets Index Fund

   Vanguard Institutional Developed Markets Index Fund

Vanguard Index Funds
   Vanguard 500 Index Fund

   Vanguard Total Stock Market Index Fund
   Vanguard Value Index Fund
   Vanguard Growth Index Fund
   Vanguard Small-Cap Index Fund

AGREED TO as of May 26, 2000 BY:

The Vanguard Group, Inc.                    The Chase Manhattan Bank, N.A.

By:      /s Raymond J. Klapinsky            By:      /s James E. Cecere, Jr.

Name:    Raymond J. Klapinsky               Name:    James E. Cecere, Jr.

Title:   Managing Director and              Title:   Vice President
         Secretary

FIXED INCOME GROUP
ASSET

FUND #                       NAME
---------------------------------------------------------------
MM Fund

50                           Treasury Money Market Fund
33                           Federal Money Market Fund
30                           Prime Money Market Fund
66                           Prime Money Market Fund Inst

ADMIRAL FUNDS
11                           Admiral Treasury Money Market
12                           Admiral Short-Term Treasury
19                           Admiral Intermediate-Term Treasury
20                           Admiral Long-Term Treasury

FIXED INCOME FUNDS
32                           Short-Term Treasury Fund
49                           Short-Term Federal Fund
39                           Short-Term Corporate Fund
858                          Short-Term Corporate Fund Inst
35                           Intermediate-Term Treasury Fund
71                           Intermediate-Term Corporate Fund
83                           Long-Term Treasury Fund

INDEX FUNDS
02                           Balanced Index Fund (40%)
314                          Intermediate-Term Bond Index
522                          Long-Term Bond Index
132                          Short-Term Bond Index
84                           Total Bond Market Index Fund
222                          Total Bond Market Index Inst

TAX MANAGED
103                          Tax-Managed Balanced Fund (50%)

VARIABLE ANNUITY
64                           VVAP - Money Market
67                           VVAP - High-Grade Bond
144                          VVAP - Short-Term Corporate

FUND #                       NAME
------------------------------------------------------------
STATE TAX-EXEMPT MM
62                           CA Tax-Exempt Money Market
95                           NJ Tax-Exempt Money Market
163                          NY Tax-Exempt Money Market
96                           OH Tax-Exempt Money Market
63                           PA Tax-Exempt Money Market

NATIONAL TAX-EXEMPT MM
45                           Tax-Exempt Money Market (Nat'l)

TAX-EXEMPT INCOME FUNDS
41                           Short-Term Tax-Exempt
31                           Limited-Term Tax-Exempt
42                           Intermediate-Term Tax-Exempt
58                           Insured Long-Term Tax-Exempt
43                           Long-Term Tax-Exempt
44                           High Yield Tax-Exempt

STATE TAX-EXEMPT INCOME FUNDS
100                          CA Insured IT Tax-Exempt Fund
75                           CA Insured LT Tax-Exempt Fund
18                           FL Insured LT Tax-Exempt Fund
168                          MA Tax-Exempt Fund
14                           NJ Insured LT Tax-Exempt Fund
76                           NY Insured LT Tax-Exempt Fund
97                           OH Insured LT Tax-Exempt Fund
77                           PA Insured LT Tax-Exempt Fund